 Filed pursuant to Rule 424(b)(5)
 Registration No. 333-277223
Subject to Completion
Preliminary Prospectus Supplement dated September 3, 2024
PROSPECTUS SUPPLEMENT
(To Prospectus dated February 21, 2024)
$
PECO Energy Company
First and Refunding Mortgage Bonds,    % Series due 20

PECO Energy Company is offering $      First and Refunding Mortgage Bonds,      % Series due 20   (the “Bonds”). The per annum interest rate on the Bonds will be      %. The Bonds will mature on September 15, 20  .
Interest on the Bonds is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2025.
We may redeem some or all of the Bonds at any time at the applicable redemption price described under the caption “Description of the Bonds and First and Refunding Mortgage — Redemption at Our Option.”
The Bonds will be secured equally with all other mortgage bonds outstanding or hereafter issued under our First and Refunding Mortgage. There is no sinking fund for the Bonds.
Please see “Risk Factors” on page S-5 of this prospectus supplement for a discussion of factors you should consider in connection with a purchase of the Bonds.
	Per Bond	Total
Public Offering Price(1)	%	$
Underwriting Discount	%	$
Proceeds, before expenses, to PECO Energy Company	%	$

(1)
Plus accrued interest from September   , 2024, if settlement occurs after that date.

Neither the Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of the Bonds or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The Bonds are expected to be delivered in book-entry only form through the facilities of The Depository Trust Company (“DTC”), including Clearstream Banking, société anonyme (“Clearstream”) and/or Euroclear Bank S.A./N.V. (“Euroclear”), against payment in New York, New York on or about September   , 2024.

Joint Book-Running Managers
BNP PARIBAS	Credit Agricole CIB	RBC Capital Markets
MUFG		PNC Capital Markets LLC
Senior Co-Managers
Loop Capital Markets	M&T Securities

The date of this prospectus supplement is September   , 2024.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the Bonds, before you make your investment decision. This prospectus supplement, the accompanying prospectus and any free-writing prospectus required to be filed with the SEC that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decision. We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these Bonds in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those dates.

Prospectus Supplement
Prospectus

S-i

ALTERNATIVE SETTLEMENT DATE
We expect to deliver the Bonds on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (T+5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds on any day other than the business day preceding the settlement date will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus contain information about PECO Energy Company and about the Bonds. This prospectus supplement and the accompanying prospectus also refer to information contained in other documents that we file with the SEC. To the extent the information in this prospectus supplement is inconsistent with information in the prospectus, you should rely on this prospectus supplement.
PECO Energy Company is a subsidiary of Exelon Corporation (“Exelon”). The accompanying prospectus also includes information about Baltimore Gas and Electric Company (“BGE”) and their securities, which does not apply to us or the Bonds. The Bonds are solely our obligations and not obligations of Exelon or of any of our affiliates.
Unless the context otherwise indicates, when we refer to “PECO,” “the Company,” “we,” “our” or “us” in this prospectus supplement, we mean PECO Energy Company and, unless the context otherwise indicates, not any of our subsidiaries or affiliates.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Bonds in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity that is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of Bonds that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither PECO nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of Bonds in the United Kingdom will only be made to a legal entity that is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of Bonds that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither PECO nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds in the United Kingdom other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The Bonds are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA (“UK MiFIR”); or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Bonds or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the Bonds or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the Bonds offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, this prospectus supplement, the accompanying prospectus, any relating free writing prospectus and any such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any relating free writing prospectus and any such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any relating free writing prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.
FORWARD-LOOKING STATEMENTS
Certain of the matters discussed in this prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by PECO herein include the items discussed in (1) PECO’s 2023 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) PECO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 11, Commitments and Contingencies; (3) PECO’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 11, Commitments and Contingencies; and (4) other factors discussed in filings with the SEC by PECO, as applicable. You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

PECO ENERGY COMPANY
PECO is a subsidiary of Exelon, and is engaged principally in the purchase and regulated retail sale of electricity and the provision of electricity transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia. PECO is a public utility under the Pennsylvania Public Utility Code subject to regulation by the Pennsylvania Public Utility Commission as to electric and gas distribution rates and service, the issuances of certain securities and certain other aspects of PECO’s operations. PECO is a public utility under the Federal Power Act subject to regulation by Federal Energy Regulatory Commission as to transmission rates and certain other aspects of PECO’s business and by the U.S. Department of Transportation as to pipeline safety and other areas of gas operations. Specific operations of PECO are subject to the jurisdiction of various other Federal, state, regional and local agencies. Additionally, PECO is also subject to North American Electric Reliability Corporation mandatory reliability standards.
PECO’s combined electric and natural gas retail service territory has an area of approximately 2,100 square miles and an estimated population of 4.1 million. PECO provides electric distribution service in an area of approximately 1,900 square miles, with a population of approximately 4.1 million, including approximately 1.6 million in the City of Philadelphia. PECO provides natural gas distribution service in an area of approximately 1,900 square miles in southeastern Pennsylvania adjacent to the City of Philadelphia, with a population of approximately 2.5 million. PECO delivers electricity to approximately 1.7 million customers and natural gas to approximately 600,000 customers.
PECO was incorporated in the Commonwealth of Pennsylvania in 1929. PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, PA 19103, and its telephone number is 215-841-4000.

SUMMARY FINANCIAL INFORMATION
We have provided the following summary financial information for your reference. We have derived the summary information presented here from the financial statements we have incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read the summary information together with our historical consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus. See “Where You Can Find More Information” in this prospectus supplement.
	Year Ended December 31,			Six Months Ended June 30, 2024
	2023	2022	2021
	($ in millions)			($ in millions) (unaudited)
Income Statement Data
Total operating revenues	$3,894	$3,903	$3,198	$1,945
Operating income	748	801	651	346
Net income	563	576	504	239
Cash Flow Data
Capital expenditures(a)	(1,426)	(1,349)	(1,240)	(743)
Net cash flows provided by operating activities	1,019	841	773	240
Net cash flows used in investing activities	(1,424)	(1,341)	(1,231)	(738)
Net cash flows provided by financing activities	388	524	476	475
	As of December 31,		Six Months Ended June 30, 2024
	2023	2022
	($ in millions)		($ in millions) (unaudited)
Balance Sheet Data
Property, plant and equipment, net	$13,128	$12,125	$13,699
Regulatory assets, including current portion	920	732	976
Total assets	15,595	14,502	16,354
Long-term debt, including due within one year	5,134	4,612	5,135
Long-term debt to financing trusts(b)	184	184	184
Total liabilities	9,526	8,939	9,666
Total shareholder’s equity	6,069	5,563	6,688

(a)
These amounts include investment in plant and plant removals, net.

(b)
Amounts owed to PECO Energy Capital Trust IV and PECO Energy Capital Trust III at December 31, 2023 and 2022 and June 30, 2024 are recorded as long-term debt to financing trusts within PECO’s consolidated balance sheet.

RISK FACTORS
Your investment in the Bonds will involve certain risks. You should carefully consider the following discussion and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 incorporated by reference in this prospectus supplement and the accompanying prospectus, the factors listed under “Forward Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the Bonds. See “Where You Can Find More Information.”
There is no public market for the Bonds, and general market conditions may adversely affect the market prices of the Bonds.
We can give no assurances concerning the liquidity of any market that may develop for the Bonds offered hereby, the ability of any investor to sell any of the Bonds, or the price at which investors would be able to sell them. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the Bonds. If a market for the Bonds does not develop, investors may be unable to resell the Bonds for an extended period of time, if at all. If a market for the Bonds does develop, it may not continue or it may not be sufficiently liquid to allow holders to resell any of their Bonds. Consequently, investors may not be able to liquidate their investments readily, and lenders may not readily accept the Bonds as collateral for loans.

USE OF PROCEEDS
We expect to receive net proceeds from the sale of the Bonds of approximately $       after deducting the underwriting discount and other estimated fees and expenses. We intend to use the net proceeds (i) to refinance currently outstanding commercial paper having an approximate weighted average interest rate of 5.449% per annum as of August 29, 2024 and (ii) the remainder for general corporate purposes.

CAPITALIZATION
The following table sets forth our consolidated capitalization as of June 30, 2024, and as adjusted to give effect to the issuance and sale of the Bonds and the use of the net proceeds from this offering as set forth under “Use of Proceeds” above. This table is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.
	As of June 30, 2024
	Actual	As Adjusted
	($ in millions)
Long-term debt, including due within one year	$5,135	$
Long-term debt to financing trusts	184		184
Total shareholders’ equity	6,688		6,688
Total capitalization	$12,007	$

DESCRIPTION OF THE BONDS AND FIRST AND REFUNDING MORTGAGE
The following description of the particular terms of the offered Bonds is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement and the accompanying prospectus. References in this description of the Bonds and our First and Refunding Mortgage (“Mortgage”) to “we,” “our,” “us” or the “Company” are to PECO Energy Company only and not its subsidiaries and references to “mortgage bonds” means first and refunding mortgage bonds issued under the Mortgage, including the offered Bonds. The following description of the Bonds is only a summary and is not intended to be comprehensive.
Securities Offered
The Bonds will be issued under our Mortgage as proposed to be further supplemented by a supplemental mortgage indenture relating to the Bonds. The Bonds will initially be limited in aggregate principal amount to $      . We may issue additional mortgage bonds under our Mortgage with the same priority as the Bonds offered by this prospectus supplement, including mortgage bonds having the same series designation and terms (except for the public offering price, the issue date and, in some cases, the first interest payment date) as the Bonds offered by this prospectus supplement, without the approval of the holders of the outstanding mortgage bonds issued under our Mortgage, including the Bonds offered by this prospectus supplement. The Bonds will be secured equally with all other mortgage bonds outstanding or hereafter issued under our Mortgage. The Bonds will be issued in book-entry form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The Bonds will mature on September 15, 20  . Interest on the Bonds will be payable semi-annually in arrears on March 15 and September 15 of each year, beginning on March 15, 2025, until the principal is paid or made available for payment. Interest on the Bonds will accrue from the most recent date to which interest has been paid, or from the date of issue in the case of the initial interest payment. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The record date for determining the registered holders of the Bonds entitled to interest payments shall be the date that is fourteen calendar days prior to any interest payment date for the Bonds. Only the registered holder on such record date will be entitled to receive a payment, notwithstanding any transfer of the Bonds subsequent to such record date. The trustee will have no obligation to calculate or verify the calculation of the accrued and unpaid interest or any premium payable on the Bonds. If any interest payment date, maturity date, or date of redemption fall on a date that is not a business day, then payment of the amount payable on that date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any delay), with the same force and effect as if made on such date. The term business day means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.
Redemption at Our Option
At any time prior to                 (   months prior to the maturity date of the Bonds) (the “Par Call Date”), we may redeem the Bonds at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Bonds matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus        basis points less (b) interest accrued to the date of redemption, and

•
100% of the principal amount of the Bonds to be redeemed,

plus, in either case, accrued and unpaid interest thereon to, but not including, the redemption date.
On or after the Par Call Date, we may redeem the Bonds, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Bonds being redeemed plus accrued and unpaid interest thereon to, but not including, the redemption date.
“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading)(“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error. The trustee will have no obligation to calculate or verify the calculation of the amount of the redemption price.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Bonds to be redeemed.
In the case of a partial redemption, selection of the Bonds for redemption will be made pro rata, by lot or by such other method as the trustee deems appropriate and fair. No Bonds of a principal amount of $2,000 or less will be redeemed in part. If any Bond is to be redeemed in part only, the notice of redemption that relates to the bond will state the portion of the principal amount of the Bond to be redeemed. A new Bond in a principal amount equal to the unredeemed portion of the Bond will be issued in the name of the holder of the Bond upon surrender for cancellation of the original Bond. For so long as the Bonds are held by DTC (or another depositary), the redemption of the Bonds shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Bonds or portions thereof called for redemption.

Form
We will issue the Bonds in the form of one or more global bonds in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global bonds will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (Exchange Act). DTC holds and provides asset servicing for (over 3.5 million issues of) U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We do not intend this internet address to be an active link or to otherwise incorporate the content of the website into this prospectus supplement.
Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.
Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in

Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.
Euroclear further advises that investors that acquire, hold and transfer interests in the Bonds by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Purchases of Bonds under the DTC system must be made by or through direct participants, which will receive a credit for the Bonds in DTC’s records. The ownership interest of each actual purchaser of Bonds is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the Bonds will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the Bonds are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the Bonds, except in the event that use of the book-entry system for the Bonds is discontinued.
To facilitate subsequent transfers, all Bonds deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Bonds with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the Bonds; DTC’s records reflect only the identity of the direct participants to whose accounts such Bonds are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global bonds from any beneficial owner or otherwise.
Redemption notices shall be sent to DTC. If less than all of the Bonds within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
So long as DTC’s nominee is the registered owner of the global bonds, such nominee for all purposes will be considered the sole owner or holder of the Bonds for all purposes under the Mortgage. Except as provided below, beneficial owners will not be entitled to have any of the Bonds registered in their names, will not receive or be entitled to receive physical delivery of the Bonds in definitive form and will not be considered the owners or holders thereof under the Mortgage.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the Bonds. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the Bonds are credited on the record date (identified in a listing attached to the omnibus proxy).
All payments on the global bonds will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.
DTC may discontinue providing its service as securities depositary with respect to the Bonds at any time by giving reasonable notice to us or the trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In the event that a successor securities depositary is not obtained under the above circumstances, or, alternatively, if an event of default with respect to the Bonds has occurred and is continuing, Bonds certificates in fully registered form are required to be printed and delivered to beneficial owners of the global bonds representing such Bonds.
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the Bonds to or receiving interests in the Bonds from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of interests in the Bonds received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions involving interests in such Bonds settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received by Clearstream or Euroclear as a result of sales of interests in the Bonds by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.
The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Neither we, the trustee nor the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the Bonds, or payments to, or the providing of notice to direct participants or beneficial owners.
Security
The Bonds will be secured equally with all other mortgage bonds outstanding or hereafter issued under our Mortgage by the lien of our Mortgage, subject to (1) minor exceptions and certain excepted encumbrances that are defined in the Mortgage and (2) the trustee’s prior lien for compensation and expenses, which constitutes a first lien on substantially all of our properties. Our Mortgage does not constitute a lien on any property owned by our subsidiaries or affiliates. Our properties consist principally of electric transmission and distribution lines and substations, gas distribution facilities and general office and service buildings.
We may not issue securities which will rank ahead of the mortgage bonds as to security. We may acquire property subject to prior liens. If such property is made the basis for the issuance of additional mortgage bonds after we acquire it, all additional mortgage bonds issued under the prior lien must be pledged with the trustee as additional security under our Mortgage.
Authentication and Delivery of Additional Bonds
Our Mortgage permits the issuance from time to time of additional mortgage bonds, without limit as to aggregate amount. Additional mortgage bonds of any series may be issued, subject to the provisions of the Mortgage, in principal amount equal to:
(1)
the principal amount of underlying mortgage bonds secured by a prior lien upon property acquired by us after March 1, 1937 and deposited with the trustee under the Mortgage;

(2)
the principal amount of any such underlying mortgage bonds redeemed or retired, or for the payment, redemption or retirement of which funds have been deposited in trust;

(3)
the principal amount of mortgage bonds previously authenticated under the Mortgage on or after March 1, 1937, which have been delivered to the trustee;

(4)
the principal amount of mortgage bonds previously issued under the Mortgage on or after March 1, 1937, which are being refunded or redeemed, if funds for the refunding or redemption have been deposited with the trustee;

(5)
an amount not exceeding 60% of the actual cost or the fair value, whichever is less, of the net amount of permanent additions to the property subject to the lien of the Mortgage, made or acquired after November 30, 1941, and of additional plants or property acquired by us after November 30, 1941, and to be used in connection with its electric or gas business as part of one connected system and located in Pennsylvania or within 150 miles of Philadelphia; and

(6)
the amount of cash deposited with the trustee, which cash shall not at any time exceed $3,000,000 or 10% of the aggregate principal amount of mortgage bonds then outstanding under the Mortgage, whichever is greater, and which cash may subsequently be withdrawn to the extent of 60% of capital expenditures, as described in clause (5) above.

No additional mortgage bonds may be issued under our Mortgage as outlined in clauses (5) and (6) and, in certain cases, clause (3) above, unless the net earnings test of the Mortgage is satisfied. The net earnings test of the Mortgage, which relates only to the issuance of additional mortgage bonds, requires for 12 consecutive calendar months, within the 15 calendar months immediately preceding the application for such mortgage bonds, that our net earnings, after deductions for amounts set aside for renewal and replacement or depreciation reserves and before provision for income taxes, must have been equal to at least twice the annual interest charges on all mortgage bonds outstanding under the Mortgage (including those then applied for) and any other Bonds secured by a lien on our property.
Release and Substitution of Property
While no event of default exists, we may obtain the release of the lien of the Mortgage on mortgaged property which is sold or exchanged if (1) we deposit or pledge cash or purchase money obligations with the trustee, or (2) in certain instances, if we substitute other property of equivalent value. The Mortgage also contains certain requirements relating to our withdrawal or application of proceeds of released property and other funds held by the trustee.
Corporate Existence
We may consolidate or merge with or into or convey, transfer or lease all, or substantially all, of the mortgaged property to any corporation lawfully entitled to acquire or lease and operate the property, provided that: such consolidation, merger, conveyance, transfer or lease in no respect impairs the lien of the

Mortgage or any rights or powers of the trustee or the holders of the outstanding mortgage bonds; and such successor corporation executes and causes to be recorded a supplemental indenture which assumes all of the terms, covenants and conditions of the Mortgage and any indenture supplement thereto.
The Mortgage does not contain any covenant or other provision that specifically is intended to afford holders of our mortgage bonds special protection in the event of a highly leveraged transaction. The issuance of long-term debt securities by us requires the approval of the Pennsylvania Public Utility Commission.
Defaults
Events of default are defined in the Mortgage as (1) default for 60 days in the payment of interest on mortgage bonds or sinking funds deposits under the Mortgage, (2) default in the payment of principal of Bonds under the Mortgage at maturity or upon redemption, (3) default in the performance of any other covenant in the Mortgage continuing for a period of 60 days after written notice from the trustee, and (4) certain events of bankruptcy or insolvency of our company.
Upon the authentication and delivery of additional mortgage bonds or the release of cash or property, we are required to file documents and reports with the trustee with respect to the absence of default.
Rights of Bondholders upon Default
Upon the occurrence of an event of default, the trustee may, or if requested by the holders of a majority in principal amount of all of the outstanding mortgage bonds must, accelerate the maturity of the mortgage bonds and enforce the lien of the Mortgage. Prior to any sale of mortgaged property by the trustee under the Mortgage, and upon the remedying of all defaults, any such acceleration of the maturity of the mortgage bonds may be annulled by the holders of at least a majority in principal amount of all the outstanding mortgage bonds. The Mortgage permits the trustee to require indemnity before proceeding to enforce the lien of the Mortgage.
Amendments
We and the trustee may amend the Mortgage without the consent of the holders of the mortgage bonds: (1) to subject additional property to the lien to the Mortgage; (2) to define the covenants and provisions permitted under or not inconsistent with the Mortgage; (3) to add to the limitations of the authorized amounts, date of maturity, method, conditions and purposes of issue of any Bonds issued under the Mortgage; (4) to evidence the succession of another corporation to us and the assumption by a successor corporation of our covenants and obligations under the Mortgage; or (5) to make such provision in regard to matters or questions arising under the Mortgage as may be necessary or desirable and not inconsistent with the Mortgage.
We and the trustee may amend the Mortgage or modify in any manner the rights of the holders of the mortgage bonds with the written consent of at least 66 2/3% of the principal amount of the mortgage bonds then outstanding; provided, that no such amendment shall, without the written consent of the holder of each outstanding mortgage bond affected thereby: (1) change the date of maturity of the principal of, or any installment hereof on, any mortgage bond, or reduce the principal amount of any mortgage Bond or the interest thereon or any premium payable on the redemption thereof, or change any place of payment where, or currency in which, any mortgage bond or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the date of maturity thereof; or (2) reduce the percentage in principal amount of the outstanding mortgage bonds, the consent of whose holders is required for any amendment, waiver of compliance with the provisions of the Mortgage or certain defaults and their consequences; or (3) modify any of the amendment provisions or Section 22 of Article VIII (relating to waiver of default), except to increase any such percentage or to provide that certain other provisions of the Mortgage cannot be modified or waived without the consent of the holder of each mortgage bond affected thereby.
For the avoidance of doubt, the trustee shall not be responsible for making any determination as to whether or not the consent of the holders of the mortgage bonds, or what percentage of such holders, is required in connection with any amendment, supplement or waiver of any provision of the Mortgage or the rights of the holders of the mortgage bonds.
Governing Law
The Mortgage is governed by the laws of the Commonwealth of Pennsylvania.
Mortgage Trustee
U.S. Bank National Association, the trustee under the Mortgage, is the registrar and disbursing agent for our mortgage bonds. U.S. Bank National Association is also our depository, from time to time makes loans to us.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following is a summary of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the Bonds, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the United States Internal Revenue Code of 1986, as amended (the Code), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (IRS) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.
This summary deals only with beneficial owners of Bonds that acquire the Bonds for cash in this offering at their issue price (generally, the first price at which a substantial amount of the Bonds are sold for money to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that will hold the Bonds as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular beneficial owners in light of their personal investment circumstances or status, nor does it address tax considerations applicable to beneficial owners that may be subject to special tax rules, such as banks and financial institutions, individual retirement and other tax-deferred accounts, tax-exempt entities, governments or government instrumentalities, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code, controlled foreign corporations, non-United States trusts or estates with United States beneficiaries, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax and taxpayers subject to the individual or corporate alternative minimum tax. This summary also does not discuss Bonds held as part of a hedge, straddle, synthetic security, constructive sale transaction or conversion transaction, situations in which the “functional currency” of a United States Holder (as defined below) is not the United States dollar or situations where a United States Holder (as defined below) holds a Bond through a bank, financial institution or other entity or a branch thereof, that is located, organized or resident outside the United States. Moreover, the effect of any United States federal non-income taxes (such as estate or gift taxes) and any state, local or non-United States tax laws or tax treaties are not discussed. The following discussion assumes that the Bonds will be issued with no (or de minimis) original issue discount. If, however, a Bond’s stated principal amount exceeds its issue price by an amount that is greater than or equal to a specified de minimis amount, as determined under applicable Treasury regulations, a United States Holder would be required to include the excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest, before the receipt of cash payments attributable to this income.
In the case of a beneficial owner of Bonds that is classified as a partnership for United States federal income tax purposes, the tax treatment of the Bonds to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding Bonds, then you should consult your own tax advisors about the United States federal income tax consequences to you of the purchase, ownership and disposition of the Bonds by the partnership.
The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of Bonds should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under any other federal tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty, and the possible effects of changes in United States federal tax laws, or in any applicable tax treaty.

Effect of Certain Contingencies
In certain circumstances, we may be required to pay amounts in excess of stated interest and principal on the Bonds. Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments” (CPDIs) in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. However, under these Treasury regulations, one or more contingencies will not cause a series of the Bonds to be treated as CPDIs if, as of the issue date of such series of Bonds, such contingencies, in the aggregate, are considered remote or incidental. Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such excess amounts should be treated as remote and/or incidental and do not result in the Bonds being treated as CPDIs under applicable Treasury regulations.
Our position that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the taxable year during which it acquires the Bonds that it is taking a different position. However, this determination is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS may require a holder to accrue ordinary interest income on the Bonds at a rate in excess of the stated interest rate, and to treat any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the Bonds as ordinary income rather than capital gain. Holders of Bonds should consult their own tax advisors regarding the tax consequences of the Bonds being treated as CPDIs. The remainder of this discussion assumes that the Bonds will not be treated as CPDIs for United States federal income tax purposes.
United States Holders
The following is a summary of certain United States federal income tax considerations for a United States Holder. For purposes of this summary, the term “United States Holder” means a beneficial owner of a Bond that is, for United States federal income tax purposes:
•
an individual who is a citizen or a resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under section 7701(b) of the Code;

•
a corporation, or any other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if (1) a court within the United States is able to exercise primary jurisdiction over its administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of its substantial decisions, or (2) the trust has a valid election in place under applicable Treasury regulations to be treated as a domestic trust for United States federal income tax purposes.

Taxation of stated interest on a Bond
Stated interest on a Bond generally will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the United States Holder’s method of tax accounting for United States federal income tax purposes.
Sale, exchange, redemption, retirement or other taxable disposition of a Bond
Upon the sale, exchange, redemption, retirement or other taxable disposition of a Bond, a United States Holder generally will recognize gain or loss equal to the difference, if any, between (1) the amount realized on the disposition, except any portion of such amount that is attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed, and (2) the United States Holder’s adjusted tax basis in the Bond. A United States Holder’s adjusted tax basis in a Bond generally will equal the cost of the Bond to such United States Holder, reduced by any principal payments on the Bond received by such United States Holder. Any such gain or loss generally will be long-term capital gain or loss if, at the time of such disposition, the United States Holder has held the Bond for more than one year. Individuals and other non-corporate taxpayers are, under certain circumstances, subject to United States federal income tax on long-term capital gains at a reduced tax rate. The deductibility of capital losses is subject to limitations. Each United States Holder should consult its own tax advisors as to the deductibility of capital losses in its particular circumstances.
Information reporting and backup withholding
In general, we must report certain information to the IRS with respect to payments of stated interest and payments of the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a Bond to certain United States Holders, except in the case of an exempt recipient (such as a corporation). The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 24 percent, with respect to the foregoing amounts if (1) the payee fails to furnish a taxpayer identification number (TIN) to the payor or to establish an exemption from backup withholding, (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (3) there has been a notified payee underreporting described in section 3406(c) of the Code or (4) the payee has not certified under penalties of perjury that it has furnished a correct TIN, that it is a United States person and that the IRS has not notified the payee that it is subject to backup withholding under the Code. Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against the holder’s United States federal income tax liability, if any, and may entitle the United States Holder to a refund, provided that the required information is timely furnished to the IRS. United States Holders should consult their own tax advisors regarding the effect, if any, of the backup withholding rules on their particular circumstances.
Medicare contribution tax
An additional 3.8 percent tax will be imposed on certain United States Holders who are individuals, estates or trusts (other than certain exempt trusts or estates) on the lesser of (1) the United States Holder’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A United States Holder’s net investment income will generally include its interest income (including interest paid on a Bond) and its net gains from the disposition of Bonds, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States Holder that is an individual, estate or trust, you should consult your tax advisor regarding the applicability of the Medicare contribution tax to your income and gains in respect of your investment in the Bonds.
Non-United States Holders
The following is a summary of certain United States federal income tax considerations for a non-United States Holder. For purposes of this summary, the term “non-United States Holder” means a beneficial owner of a Bond that is, for United States federal income tax purposes:
•
a nonresident alien individual;

•
a foreign corporation; or

•
a foreign estate or trust.

The following discussion assumes that no item of income, gain, deduction or loss derived by any non-United States Holder in respect of the Bonds at any time is effectively connected with the conduct of a United States trade or business. Non-United States Holders with any item of income, gain, deduction or loss in respect of the Bonds that is effectively connected with the conduct of a United States trade or business should consult their own tax advisors regarding the United States federal income and branch profits tax consequences of the purchase, ownership and disposition of the Bonds.

Payment of interest
Subject to the discussions on backup withholding and FATCA, interest paid on a Bond by us or any paying agent to a non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exemption” provided that (1) the non-United States Holder does not, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (2) the non-United States Holder is not a controlled foreign corporation related to us, actually or constructively, through stock ownership, (3) the non-United States Holder is not a bank that acquired the Bonds in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business and (4) either (a) the non-United States Holder provides to us or our paying agent an applicable properly completed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) and any applicable attachments, signed under penalties of perjury, that includes its name and address and that certifies that it is not a United States person or in the case of an individual, that the person is neither a citizen or a resident (for United States federal income tax purposes) of the United States, in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the non-United States Holder provides a statement to us or our agent under penalties of perjury in which it certifies that a properly completed applicable IRS Form W-8BEN or W-8BEN-E (or applicable successor form) has been received by it from the non-United States Holder or (c) the non-United States Holder holds its Bonds through a “qualified intermediary” and the qualified intermediary furnishes a copy to us or our agent of a properly executed IRS Form W-8IMY (or applicable successor form) and any applicable attachments on behalf of itself (which may, in some circumstances, include a withholding statement and applicable underlying IRS forms sufficient to establish that the non-United States Holder is not a United States Holder). This certification requirement may be satisfied with other documentary evidence in the case of a Bond held as an offshore obligation or through certain foreign intermediaries, if certain requirements are met. If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such non-United States Holder generally will be subject to United States withholding tax at the rate of 30 percent, unless the non-United States Holder provides us or our agent with a properly executed IRS Form W-8BEN or W-8BEN-E or applicable successor form) establishing an exemption from, or reduction of the withholding tax under the benefit of an applicable tax treaty.
Sale, exchange, redemption, retirement or other disposition of a Bond
Subject to the discussions on backup withholding tax and FATCA below, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a Bond (other than any amount representing accrued but unpaid interest on the Bond, which is subject to the rules discussed above under “— Payment of interest”). However, if a non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other requirements are met, such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such non-United States Holder’s United States-source gain, which may be offset by certain United States-source losses.
Information reporting and backup withholding
The amount of interest on a Bond paid to a non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-United States Holder and to the IRS, even if such non-United States Holder is exempt from the 30 percent withholding tax described above. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-United States Holder is resident.
Provided that a non-United States Holder has complied with certain reporting procedures (usually satisfied by providing an applicable properly completed IRS Form W-8BEN or IRS Form W-8BEN-E) or otherwise establishes an exemption, the non-United States Holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from a disposition of, a Bond, unless we or our paying agent know or have reason to know that the holder is a United States person. Rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the taxable disposition (including a redemption or retirement) of a Bond are as follows:
•
If the proceeds are paid to or through the United States office of a broker, a non-United States Holder generally will be subject to backup withholding and information reporting unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

•
If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have certain specified United States connections (a United States Related Person), a non-United States Holder will not be subject to backup withholding or information reporting.

•
If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States Related Person, a non-United States Holder generally will be subject to information reporting (but generally not backup withholding) unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability, if any, and may entitle the non-United States Holder to a refund, provided that the required information is timely furnished to the IRS. Non-United States Holders should consult their own tax advisors regarding the application of the backup withholding rules in their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding under current Treasury regulations.
“FATCA” legislation
Sections 1471 through 1474 of the Code and the final Treasury regulations and official IRS guidance associated with such provisions (such provisions, regulations and guidance commonly known as FATCA) generally impose a United States federal withholding tax of 30 percent on interest income paid on a debt obligation to (1) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (2) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10 percent of the entity or certifies that it does not have any substantial United States owners. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from the disposition of assets such as the Bonds.
The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders of the Bonds should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of Bonds, including the tax consequences under state, local, foreign and other tax laws, any applicable tax treaties and the possible effects of changes in United States or other tax laws.

UNDERWRITING
We are selling the Bonds to the underwriters named in the table below pursuant to an underwriting agreement dated the date hereof, and each of the underwriters has severally agreed to purchase from us the respective principal amount of the Bonds set forth opposite its name below:
Underwriter	Principal Amount of Bonds
BNP Paribas Securities Corp.	$
Credit Agricole Securities (USA) Inc.
RBC Capital Markets, LLC
MUFG Securities Americas Inc.
PNC Capital Markets LLC
Loop Capital Markets LLC
M&T Securities, Inc.
Total	$
The obligations of the several underwriters to purchase the Bonds are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the Bonds if they purchase any of the Bonds. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of Bonds may be terminated. The offering of the Bonds by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We have agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute with respect to payments which the underwriters may be required to make in respect of any of those liabilities.
We expect to deliver the Bonds on or about the date specified on the cover page of this prospectus supplement, which will be the fifth business day following the date of this prospectus supplement (T+5). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds on any day other than the business day preceding the settlement date will be required, by virtue of the fact that the Bonds initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
Commissions and Discounts
The underwriters have advised us that they propose initially to offer the Bonds to the public at the public offering price on the cover page of this prospectus supplement, and may offer the Bonds to dealers at that price less a concession not to exceed    % of the principal amount of the Bonds. The underwriters may allow, and the dealers may re-allow, a discount not to exceed    % of the principal amount of the Bonds. After the initial public offering, the public offering price and other selling terms may be changed.
Our expenses associated with the offer and sale of the Bonds, excluding the underwriting discount, are estimated to be approximately $      and will be payable by us.
New Issue of Bonds
The Bonds are a new issue of securities with no established trading market. We do not intend to apply for listing of the Bonds on any securities exchange. The underwriters have advised us that they intend to make a market in the Bonds but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the Bonds, the ability of the holders to sell their Bonds or the price at which holders will be able to sell their Bonds.

Price Stabilization and Short Positions
In connection with the offering, the underwriters may engage in transactions that stabilize the price of the Bonds. These transactions may include purchases for the purpose of fixing or maintaining the price of the Bonds.
The underwriters may create a short position in the Bonds in connection with the offering. That means they sell a larger principal amount of the Bonds than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase Bonds in the open market to reduce the short position.
If the underwriters purchase the Bonds to stabilize the price or to reduce their short position, the price of the Bonds could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of the Bonds and any of such transactions may be discontinued at any time without notice.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased Bonds sold by or for the account of such underwriter in stabilizing or short covering transactions.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities. From time to time, in the ordinary course of business, the underwriters and their respective affiliates have engaged and may in the future engage, in sales and trading, commercial banking, investment banking advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services and/or other transactions of a financial nature with us and our affiliates. Consequently, they have received, and in the future may continue to receive, customary fees and commissions for these services. The underwriters or their affiliates may provide credit to us or our affiliates as lenders from time to time, including under our existing revolving credit facility.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Bonds offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Bonds offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Selling Restrictions
Australia
This prospectus supplement and the accompanying prospectus:
•
does not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•
has not been, and will not be, lodged with the Australian Securities and Investments Commission (the ASIC), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•
does not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or Exempt Investors, available under section 708 of the Corporations Act.

The Bonds may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the Bonds may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any Bonds may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the Bonds, you represent and warrant to us that you are an Exempt Investor.
As any offer of Bonds under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the Bonds you undertake to us that you will not, for a period of 12 months from the date of issue of the Bonds, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Canada
The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and accompanying prospectus (including any amendment hereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of Bonds issued or guaranteed by the government of a non- Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Dubai International Financial Centre (DIFC)
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (DFSA). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
European Economic Area
The Bonds may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds.

United Kingdom
The Bonds may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the Bonds may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to PECO.
All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the Bonds in, from or otherwise involving the United Kingdom.
Hong Kong
No Bonds may be offered or sold in Hong Kong, by means of any document, other than: (i) to “professional investors” (as defined in the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) (the “SFO”)) and any rules made thereunder; or (ii) in other circumstances which do not result in the document being a “prospectus” (as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32, Laws of Hong Kong) (the “Ordinance”)) or which do not constitute an offer to the public within the meaning of the Ordinance. No advertisement, invitation or document relating to the Bonds, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been or will be issued or has been or may be in the possession of any person for purpose of issue (in each case whether in Hong Kong or elsewhere) other than with respect to the Bonds which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” (as defined in the SFO) and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Japan
The Bonds have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended (the “FIEA”)) and each underwriter has represented and agreed that it will not offer or sell any Bonds, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for reoffering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Korea
The Bonds have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Each underwriter has represented and agreed that the Bonds may not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Bonds, the Bonds may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the Regulation on Issuance, Public Disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Bonds are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the securities acquired by such Korean QIBs in the primary market is limited to less than 20% of the aggregate issue amount of the Bonds (c) the Bonds are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of securities to a Korean resident other than a Korean QIB is expressly stated in the securities, the relevant purchase agreement, the subscription agreement and the offering circular and (e) the Company and the underwriters shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) with the Monetary Authority of Singapore, and the offer of the Bonds in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, each underwriter has represented and agreed that (a) it has not circulated or distributed and will not circulate or distribute this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds, (b) has not offered or sold and will not offer or sell any Bonds, and (c) has not made and will not make any Bonds to be the subject of an invitation for subscription or purchase, whether directly or indirectly, in each of the cases of (a) to (c), to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (“Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person pursuant to Section 275(2) of the SFA (a “Relevant Person”), or any person pursuant to Section 275(1A) of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
This prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Bonds may not be circulated or distributed, nor may any Bonds be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an Institutional Investor, (ii) to an Accredited Investor or other Relevant Person, or any person pursuant to Section 275(1A) of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the Bonds are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an Accredited Investor ) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or (b) a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Bonds pursuant to an offer made under Section 275 of the SFA except: (1) to an Institutional Investor or to an Accredited Investor or other Relevant Person, or to any person arising from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust); (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the Bonds are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
This prospectus supplement and the accompanying prospectus are not intended to constitute an offer or solicitation to purchase or invest in the Bonds. The Bonds may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”), and no application has or will be made to admit the Bonds to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement, the accompanying prospectus nor any other offering or marketing material relating to the Bonds constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement, the accompanying prospectus, nor any other offering or marketing material relating to the Bonds may be publicly distributed or otherwise made publicly available in Switzerland.
Taiwan
The Bonds have not been and will not be registered with the Financial Supervisory Commission of Taiwan, the Republic of China (Taiwan), pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in any manner which would constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or would otherwise require registration with or the approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering or sale of the Bonds in Taiwan.
United Arab Emirates
The Bonds have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Bonds for us, and certain legal matters will be passed on for the underwriters by Winston & Strawn LLP, Houston, Texas. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements incorporated in this prospectus supplement by reference to PECO’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
The SEC allows us to “incorporate by reference” the information filed by us with the SEC, which means that we can refer you to important information without restating it in this prospectus supplement and the accompanying prospectus. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and should be read with the same care. Exelon, Commonwealth Edison Company, PECO, BGE, Pepco Holdings LLC, Potomac Electric Power Company, Delmarva Power & Light Company, and Atlantic City Electric Company file combined reports under the Exchange Act. Information contained in the combined reports relating to each registrant is filed separately by such registrant on its own behalf and only the information related to PECO is incorporated by reference in this prospectus supplement and the accompanying prospectus. PECO does not make any representation as to information relating to any other registrant or securities issued by any other registrant and you should not rely on any information relating to any registrant other than PECO in determining whether to invest in the Bonds. You can also find more information about us from the sources described below under “Documents Incorporated by Reference.”
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
•
PECO’s Annual Report on Form 10-K for the year ended December 31, 2023

•
PECO’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024

•
PECO’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024

•
PECO’s Current Report on Form 8-K filed on April 12, 2024

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement or the accompanying prospectus.
All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

PECO ENERGY COMPANY
Debt Securities
BALTIMORE GAS AND ELECTRIC COMPANY
Debt Securities

PECO Energy Company (PECO) may use this prospectus to offer and sell from time to time:
•
debt securities

Baltimore Gas and Electric Company (BGE) may use this prospectus to offer and sell from time to time:
•
debt securities

PECO and BGE sometimes refer to the securities listed above as the “Securities.”
PECO and BGE will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that PECO and BGE have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time PECO or BGE (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
PECO with respect to Securities issued by PECO.

•
BGE with respect to Securities issued by BGE.

Neither of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward- looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.
This prospectus contains certain forward-looking statements within the meaning of Federal Securities laws, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by PECO and BGE include those factors discussed herein, as well as the items discussed in (1) the registrants’ 2023 Annual Report on Form 10-K of PECO and BGE in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial

Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; and (3) other factors discussed in filings with the SEC by each of the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of PECO and BGE for the year ended December 31, 2023, filed with the SEC on February 21, 2024. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
PECO ENERGY COMPANY
PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.
PECO was incorporated in Pennsylvania in 1929. PECO’s principal executive offices are located at 2301 Market Street, Philadelphia, Pennsylvania 19103, and its telephone number is 215-841-4000.

BALTIMORE GAS AND ELECTRIC COMPANY
BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and natural gas and the transmission and distribution of electricity and distribution of natural gas to retail customers in central Maryland, including the City of Baltimore.
BGE was incorporated in Maryland in 1906. BGE’s principal executive offices are located at 110 West Fayette Street, Baltimore, Maryland 21201, and its telephone number is 410-234-5000.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.
DESCRIPTION OF SECURITIES
Each time one of the registrants sells securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.
In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:
•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market. We may elect to list any securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales.
Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time.

These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.
LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Chicago, Illinois, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements incorporated in this Prospectus by reference to PECO Energy Company’s, and Baltimore Gas and Electric Company’s Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
PECO and BGE each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon Corporation’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
PECO Energy Company (Exchange Act File No. 000-16844)
•
PECO’s Annual Report on Form 10-K for the year ended December 31, 2023;

Baltimore Gas and Electric Company (Exchange Act File No. 001-1910)
•
BGE’s Annual Report on Form 10-K for the year ended December 31, 2023;

$
PECO Energy Company
First and Refunding Mortgage Bonds,    % Series due 20

PROSPECTUS SUPPLEMENT
September   , 2024

Joint Book-Running Managers
BNP PARIBAS
Credit Agricole CIB
RBC Capital Markets
MUFG
PNC Capital Markets LLC

Senior Co-Managers
Loop Capital Markets
M&T Securities